SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FREEDOM BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Georgia	06-1671382
(State of incorporation or organization)	(I.R.S. employer identification no.)

3165 Maysville Road
Commerce, Georgia	30529
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None.	None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $1.00 par value.

Item 1.	Description of Registrant's Securities to be Registered

The Registrant incorporates by reference herein the description of the Registrant's Common Stock, $1.00 par value, appearing under the caption “Common Stock” in the Prospectus contained in the Registrant's Registration Statement on Form SB-2 (Registration No.  333-102971).

Item 2.	Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

3.1	Articles of Incorporation [1]

3.2	Bylaws [1]

4.1	See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock.

[1]	Previously filed as an exhibit to the Registration Statement on Form SB-2 (Registration No. 333-102971), as filed with the SEC on February 5, 2003.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FREEDOM BANCSHARES, INC.

Dated: April 28, 2008	By:	/s/ Jennifer S. Wethington
Jennifer S. Wethington
Chief Fiancial Officer